Exhibit 23.1

The Board of Directors
ImClone Systems Incorporated

      We consent to the incorporation by reference in the registration statements (Nos. 33-95860, 333-07339, 333-21417, 333-39067 and 333-67335 on Form
S-3 and Nos. 333-10275, 33-95894, 333-64825 and 333-64827 on Form S-8) of
ImClone Systems Incorporated of our report dated February 19, 1999, relating to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, Annual Report on Form 10-K of ImClone Systems Incorporated.

                                                     /s/ KPMG LLP
                                                     ---------------------------
                                                     KPMG LLP

Princeton, New Jersey
March 30, 1999